Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-288278

Prospectus Supplement No. 2

(To Prospectus dated November 21, 2025)

The Generation Essentials Group

16,220,000 CLASS A ORDINARY SHARES UNDERLYING WARRANTS, 57,401,944 CLASS A ORDINARY SHARES AND 11,120,000 WARRANTS OF THE GENERATION ESSENTIALS GROUP

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 21, 2025 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-288278), as amended and supplemented, including by Post-Effective Amendment No. 1 thereto, with the information contained in our Current Reports on Form 6-K, furnished with the Securities and Exchange Commission on December 10, 2025, December 15, 2025, December 22, 2025 and December 29, 2025. The Prospectus relates to (i) the issuance by The Generation Essentials Group of up to 16,220,000 Ordinary Shares upon exercise of the Warrants, and (ii) the offer and resale from time to time by the selling securityholders identified in the Prospectus or their pledgees, donees, transferees, assignees or other successors in interest (that receive any of the securities as a gift, distribution, or other non-sale related transfer) of up to (a) 57,401,944 Ordinary Shares (including 11,120,000 Ordinary Shares issuable upon the exercise of the Sponsor Warrants), and (b) up to 11,120,000 Sponsor Warrants.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on the New York Stock Exchange, or NYSE, under the trading symbol “TGE”. Our Warrants are listed on NYSE American LLC, or NYSE American, under the trading symbol “TGE WS”. On December 26, 2025, the closing price of our Ordinary Shares on NYSE was $1.11 per share, and the closing price of our Warrants on NYSE American was $0.20 per warrant.

We may further amend or supplement the Prospectus and this prospectus supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this prospectus supplement and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of the Prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 29, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2025

Commission File Number: 001-42686

The Generation Essentials Group

(Translation of registrant’s name into English)

66 rue Jean-Jacques Rousseau

75001 Paris

France

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release – TGE’s Application for Listing on The London Stock Exchange and Publication of Prospectus
99.2	Press Release – Admission to Trading on the London Stock Exchange and Completion of Secondary Listing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Generation Essentials Group

By :	/s/ Feridun Hamdullahpur
Name :	Dr. Feridun Hamdullahpur
Title :	Director

Date: December 10, 2025

2

Exhibit 99.1

December 5, 2025

TGE’s APPLICATION FOR LISTING ON THE LONDON STOCK EXCHANGE AND PUBLICATION OF PROSPECTUS

PARIS, NEW YORK, SINGAPORE and LONDON, The Generation Essentials Group (“TGE” or the “Company”, NYSE: TGE) refers to its announcement published on November 24, 2025 relating to its plans to pursue a secondary listing on the London Stock Exchange plc (the “LSE”).

The Company hereby announces that it has applied to the UK Financial Conduct Authority (the “FCA”) and the LSE for admission of the entire issued Class A ordinary share capital in the Company (the “Class A Ordinary Shares” or the “Shares”) to trading on the main market for listed securities of the LSE (together, “Admission”).

Following Admission, the Class A Ordinary Shares will trade on both the New York Stock Exchange (the “NYSE”) under the ticker symbol “TGE” and the LSE under the ticker symbol “TGE”.

The Company believes that the London listing aligns with its business presence and strategy across the UK and Europe, as well as internationally, reinforcing its commitment to these regions, and will complement its existing listing on the NYSE. The secondary listing on the LSE is intended to benefit the Company’s geographically diverse shareholder base, increase share trading liquidity, and further establish its profile in a key growth market.

The Company’s prospectus, which was prepared solely in connection with the Admission in the UK (the “Prospectus”), has today been approved by the FCA and published by the Company. The Prospectus contains certain business and financial information and risk factors relating to the Company and its subsidiaries.

The Prospectus will shortly be available on the Company’s website at https://ir.thegenerationessentials.com/corporate-profile/default.aspx. A copy of the Prospectus has been submitted to the National Storage Mechanism in the UK and will shortly be available for inspection at: https://data.fca.org.uk/#/nsm/nationalstoragemechanism.

The Prospectus does not constitute an offer or invitation to any person to subscribe for or purchase any Class A Ordinary Shares in any jurisdiction. The Company is not offering any Class A Ordinary Shares and therefore will not receive any proceeds as a result of Admission.

Admission Statistics

Number of Class A Ordinary Shares in issue on Admission	44,175,159

ISIN number of the Class A Ordinary Shares and CDIs	KYG382681016

SEDOL	BP9M6S1

Legal entity identifier (LEI) number	391200FAICBNPOIFB794

Ticker symbol on London Stock Exchange	TGE

The Class A Ordinary Shares are quoted and traded in US dollars on the NYSE and, following Admission, will be quoted and traded in US dollars on the LSE.

Settlement and Trading

In order to support the public trading of the Class A Ordinary Shares on the LSE, the Company intends to enter into customary arrangements with market makers on the LSE to facilitate liquidity.

Trades in securities in uncertificated form are settled on the LSE through the CREST system. CREST is a paperless settlement procedure enabling securities to be evidenced otherwise than by a certificate and transferred otherwise than by a written instrument.

As the Company is a non-UK company, the Class A Ordinary Shares cannot be directly held in uncertificated form or transferred electronically in the CREST system. To enable shareholders and investors to hold and transfer interests in such Class A Ordinary Shares, and settle the trades in the Class A Ordinary Shares traded on the LSE through the CREST system, the Company has entered into arrangements with Euroclear UK and International Limited to hold the relevant Class A Ordinary Shares and issue de-materialised CREST depository interests (“CDIs”) representing the underlying Class A Ordinary Shares which are held on trust for the holders of the CDIs.

The CDIs are not themselves admitted to trading on the LSE but represent a mechanism by which trades in the Class A Ordinary Shares placed on the LSE can be settled in CREST. Once settled, the holders can either continue to hold their interests in Class A Ordinary Shares in the form of CDIs (in CREST) or withdraw their interests from CREST. For further details, please refer to the section titled “Transferring Class A Ordinary Shares across the NYSE and the LSE” below, as well as the Section titled “Admission, Settlement and Trading” in the Prospectus.

Transferring Class A Ordinary Shares across the NYSE and the LSE

Steps to transfer Class A Ordinary Shares of TGE from DTCC to CREST (to be credited with CDIs)

No.	Step
1.	Set up an account with a UK-based broker who is a CREST Participant and has a CREST Participant ID. Alternatively, check with your existing US-based broker if they are able to open an account for you to hold and trade UK securities in CREST.
2.

Instruct your US-based broker to deliver the Shares to DTCC account 00002012, and specify within the DTCC instruction:

(i)    the recipient CREST Participant ID (the ‘Third Party ID’ field) (this will be the CREST Participant ID of your UK-based broker, as advised to you by your UK-based broker); and

(ii)   appropriate account information (this will be the details of your account maintained with your UK-based broker, as advised to you by your UK-based broker), to ensure correct allocation upon receipt in CREST, in accordance with DTCC’s procedures.

Note: The Shares are marked as UK Stamp Duty Reserve Tax (SDRT)-exempt in CREST. Accordingly, there is no requirement for a CREST Participant to enter a matching receipt instruction for Shares moving from DTCC to CREST. The CREST system will analyse the incoming instruction and if formatted correctly will automatically create the transaction and settle the Shares into the relevant CREST account.

3.

Euroclear will credit your UK-based broker with CDIs in respect of the number of Shares transferred.

CREST Settlement occurs between 06:00 and 18:00 (UK time). Instructions are processed in real time in both CREST and DTCC. Due to the time difference, the delivery must be made by your counterparty (your US-based broker) to the CREST DTCC account before 13:00 (local New York time) in order to achieve same-day settlement.

Deliveries received after this time will not be transferred to CREST, as they will be automatically returned to the sender in DTCC.

4.	Thereafter, you may trade and settle Shares (via the CDI structure) in CREST by instructing your UK-based broker. Shares can be sold or transferred between CREST Participants.

Steps to transfer Class A Ordinary Shares of TGE from CREST to DTCC

No.	Step
1.	Set up an account with a US-based broker who is a DTCC Participant and has a DTCC Participant ID. Alternatively, check with your existing UK-based broker if they are able to open an account for you to hold and trade US securities in DTCC.
2.	Instruct your UK-based broker to input an XDL instruction in CREST, without specifying a counterparty Participant or securities credit party, and complete the International and Underlying Client Details as follows:
XDL Field Tag	Specific instruction requirements for deliveries to the United States
CSD ID	DTCC
International Party ID	DTCC code of the DTCC Participant to which you want to deliver US securities. When delivering US securities across the link to DTCC, the International Party ID must contain eight digits. If the DTCC Participant ID consists of less than eight digits, please prefix with additional zeros to increase the number to eight, e.g., DTCC Participant ID 1234 should be input into the International Party ID field as 00001234.
International Party BIC	Leave blank
International Account ID	Leave blank
Buyer or Seller Ind	Set to ‘Buyer’
Underlying Account ID	Leave blank
Underlying Client 1 to 4	Identity of the underlying client on whose behalf the securities are being delivered (i.e., the beneficiary of the securities in the United States). This may be in the form of an account number or name and address.
Underlying Client BIC	Leave blank
Underlying International Party	Leave blank
3.	Euroclear will instruct the transfer of the Shares to your US-based broker in DTCC.

Disclaimer: This information is provided for general information and guidance purposes only, and does not constitute legal, financial, or investment advice. The transfers of Class A Ordinary Shares across DTCC and CREST will at all times be subject to the applicable rules, regulations and processes of Euroclear and DTCC. If you are in any doubt as to any aspect of the transfer process or your obligations, you should consult your UK and/or US-based broker, as appropriate.

Important legal information

The information contained in this announcement is for background purposes only and does not purport to be full or complete, nor does this announcement constitute or form part of any invitation or inducement to engage in investment activity. No reliance may be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness. The contents of this announcement are not to be construed as legal, financial or tax advice.

This announcement is not for release, publication or distribution, directly or indirectly, in or into any jurisdiction where, or to any person to whom, to do so would constitute a violation of applicable law or regulation.

These materials do not constitute or form part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any Shares or any other securities, nor shall it (or any part of it), or the fact of its distribution, form the basis of, or be relied on in connection with, any contract therefore.

The information in this announcement is subject to change. Persons viewing this announcement should ensure that they fully understand and accept the risks which will be set out in the Prospectus.

Persons considering making investments should consult an authorised person specialising in advising on such investments.

For the avoidance of doubt, the contents of the Company’s website are not incorporated by reference into, and do not form part of, this announcement.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of The Generation Essentials Group with the SEC. All information provided in this announcement is as of the date of this announcement, and The Generation Essentials Group does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

The Generation Essentials Group:

IR Office
The Generation Essentials Group
EMAIL: tge@amtd.world

Exhibit 99.2

December 10, 2025

ADMISSION TO TRADING ON THE LONDON STOCK EXCHANGE AND COMPLETION OF SECONDARY LISTING

PARIS, NEW YORK, SINGAPORE and LONDON, The Generation Essentials Group (“TGE” or the “Company”, NYSE and LSE: TGE) refers to its announcement published on December 5, 2025 relating to the approval by the UK Financial Conduct Authority (the “FCA”) of a prospectus for its proposed secondary listing on the London Stock Exchange plc (the “London Stock Exchange”).

The Company hereby announces that the entire issued Class A ordinary share capital of the Company has today been admitted to the equity shares (commercial companies) category of the official list of the FCA and to trading on the London Stock Exchange’s main market for listed securities.

The Class A ordinary shares now trade on both the New York Stock Exchange and the London Stock Exchange under the ticker symbol “TGE”.

The secondary listing on the London Stock Exchange is intended to benefit the Company’s geographically diverse shareholder base, increase share trading liquidity, and further establish its profile in a key growth market. The Company believes that the London listing aligns with its business presence and strategy across the UK and Europe, as well as internationally, reinforcing its commitment to these regions, and will complement its existing listing on the New York Stock Exchange.

Important legal information

The information contained in this announcement is for background purposes only and does not purport to be full or complete, nor does this announcement constitute or form part of any invitation or inducement to engage in investment activity. No reliance may be placed by any person for any purpose on the information contained in this announcement or its accuracy, fairness or completeness. The contents of this announcement are not to be construed as legal, financial or tax advice.

This announcement is not for release, publication or distribution, directly or indirectly, in or into any jurisdiction where, or to any person to whom, to do so would constitute a violation of applicable law or regulation.

These materials do not constitute or form part of any offer or invitation to sell or issue, or any solicitation of any offer to purchase or subscribe for, any Shares or any other securities, nor shall it (or any part of it), or the fact of its distribution, form the basis of, or be relied on in connection with, any contract therefore.

The information in this announcement is subject to change. Persons viewing this announcement should ensure that they fully understand and accept the risks set out TGE’s prospectus published on December 5, 2025.

Persons considering making investments should consult an authorised person specialising in advising on such investments.

For the avoidance of doubt, the contents of the Company’s website are not incorporated by reference into, and do not form part of, this announcement.

About The Generation Essentials Group

The Generation Essentials Group (NYSE and LSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties. Also, TGE is special purchase acquisition company (SPAC) sponsor manager in global media, entertainment, and gaming areas.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of The Generation Essentials Group with the SEC. All information provided in this announcement is as of the date of this announcement, and The Generation Essentials Group does not undertake any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

The Generation Essentials Group:

IR Office
The Generation Essentials Group
EMAIL: tge@amtd.world

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2025

Commission File Number: 001-42686

The Generation Essentials Group

(Translation of registrant’s name into English)

66 rue Jean-Jacques Rousseau

75001 Paris

France

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release – TGE Executed SPA Successfully to Acquire 50% in The Ritz Carlton Hotel Perth, Australia with a Total Value at A$280 Million

99.2	Press Release – TGE Successfully Executed SPA to Acquire Upper View Regalia Hotel in Kuala Lumpur, Malaysia

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Generation Essentials Group

By:	/s/ Feridun Hamdullahpur
Name:	Dr. Feridun Hamdullahpur
Title:	Director

Date: December 15, 2025

2

Exhibit 99.1

AMTD Digital’s Subsidiary TGE Executed SPA Successfully to Acquire 50% in The Ritz Carlton Hotel Perth, Australia with a Total Value at A$280 Million

PARIS & NEW YORK & LONDON -- AMTD Group Inc. (“AMTD Group”), AMTD IDEA Group (NYSE: AMTD; SGX: HKB), and The Generation Essentials Group (“TGE” or the “Purchaser”, NYSE: TGE), a subsidiary of AMTD Digital Inc. (NYSE: HKD), announce jointly that TGE has entered into the SPA with FEC Holdings and FEC Hotel (the “Vendors”), whereby the Vendors have agreed conditionally to sell, and the Purchaser has agreed conditionally to purchase a 50% stake in the Ritz Carlton Hotel in Perth Australia.

The transaction will take place by way of acquisition of the Sale Shares and assignment of the Sale Loan, at an aggregate consideration of A$100 million (equivalent to approximately US$66.4million) subject to the terms and conditions of the SPA.

The acquisition of The Ritz-Carlton, Perth represents a significant milestone in TGE’s strategic expansion within the hospitality sector. This transaction reinforces TGE’s dedication to enhancing its global footprint with premium properties in key markets around the world.

With a portfolio that includes hotel properties in major cities worldwide—such as the iclub AMTD Sheung Wan Hotel in Hong Kong, Dao by Dorsett AMTD Singapore, as well as recently announced acquisitions in New York, London, and Malaysia —the addition of The Ritz-Carlton, Perth, further strengthens TGE’s global hospitality offerings.

The Ritz-Carlton, Perth, marks the 100th Ritz-Carlton property globally. Strengthened by the globally recognised Ritz-Carlton brand, this acquisition aligns perfectly with TGE’s vision of delivering exceptional hospitality experiences and VIP services around the globe.

INFORMATION OF THE TARGET GROUP AND HOTEL

The Target Group holds The Ritz-Carlton in Perth, a luxurious 5-star hotel as a whole building situated on the Elizabeth Quay waterfront. The hotel features 205 elegantly appointed guest rooms and suites, each with floor-to-ceiling windows that offer stunning views of the river, skyline, and urban parks.

The hotel provides sophisticated amenities, including a rooftop bar and a river-view infinity pool, while its culinary experiences showcase the finest local ingredients from Western Australia. The Ritz-Carlton Perth combines timeless luxury with a romantic setting, making it also an ideal venue for weddings and receptions.

Dr. Feridun Hamdullahpur, Chairman of the Board of Directors of TGE, stated, “With our successful execution of a SPA to acquire the 100th Ritz-Carlton worldwide, we, TGE, have now well planned to expand our hotel portfolio across major continents, including Australia, Hong Kong SAR, Singapore, Malaysia, London, and New York City. We invite you all to visit our TGE hotels under the AMTD Group globally. Be our guests!”

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group and/or AMTD Digital, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world

Exhibit 99.2

AMTD Digital’s Subsidiary TGE Executed SPA to Acquire Upper View Regalia Hotel in Kuala Lumpur, Malaysia

PARIS & NEW YORK & LONDON -- AMTD Group Inc. (“AMTD Group”), AMTD IDEA Group (NYSE: AMTD; SGX: HKB), AMTD Digital Inc. (NYSE: HKD) and The Generation Essentials Group (“TGE”, NYSE & LSE: TGE), a subsidiary of AMTD Digital Inc., announce jointly that TGE has entered into a sale and purchase agreement (“SPA”) to purchase an 80% stake in the Upper View Regalia Hotel in Kuala Lumpur, Malaysia.

The aggregate consideration of the transaction is HK$300 million (equivalent to approximately US$38.6 million), following specific terms and conditions of the SPA. Closing of the acquisition is subject to customary closing conditions.

Upper View Regalia Hotel is strategically situated in the heart of Kuala Lumpurs vibrant commercial and business district, providing convenient pedestrian access to both Sunway Putra Mall and the Putra World Trade Centre. The hotel comprises over 129 rooms and a range of amenities, including a fully equipped gym, a library, and a stunning rooftop Infinity Pool, and an award-winning restaurant.

The addition of Upper View Regalia Hotel further strengthens TGE’s global hospitality offerings. This acquisition in Kuala Lumpur also marks TGE’s fourth major hotel project of the year, reaffirming the company’s commitment to expanding its global footprint with premium properties in key markets around the world.

As of the date of this announcement, the hotel portfolio of TGE (including those with executed SPAs pending completions) consists of six properties located in major cities worldwide, offering over 800 rooms. This portfolio includes the iclub AMTD Sheung Wan Hotel in Hong Kong, Dao by Dorsett AMTD Singapore, along with recent projects in New York, London, Australia, and Malaysia.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE and LSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties. Also, TGE is special purpose acquisition company (SPAC) sponsor manager in global media, entertainment, and gaming areas.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group, AMTD Digital and/or The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16
UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2025

Commission File Number: 001-42686

The Generation Essentials Group

(Translation of registrant’s name into English)

66 rue Jean-Jacques Rousseau

75001 Paris

France

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release – TGE, Subsidiary of AMTD Digital, Announces Successful Pricing of First SPAC Listing

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Generation Essentials Group

By:	/s/ Feridun Hamdullahpur
Name:	Dr. Feridun Hamdullahpur
Title:	Director

Date: December 22, 2025

2

Exhibit 99.1

TGE, Subsidiary of AMTD Digital, Announces Successful Pricing of First SPAC Listing

Dec 19, 2025, 09:28 ET

PARIS and NEW YORK and LONDON, Dec. 19, 2025 /PRNewswire/ -- AMTD Group Inc. (“AMTD Group”), AMTD IDEA Group (NYSE: AMTD; SGX: HKB), AMTD Digital Inc. (NYSE: HKD) and The Generation Essentials Group (“TGE”, NYSE: TGE; LSE: TGE), a subsidiary of AMTD Digital Inc., announce jointly that TGE has successfully listed the first SPAC it sponsors, TGE Value Creative Solutions Corp (“TGE Value Creative Solutions”), on the New York Stock Exchange (the “NYSE”).

TGE Value Creative Solutions priced its initial public offering of 15 million units at $10.00 per unit. Its units will be listed on the NYSE and will begin trading on December 19, 2025 under the ticker symbol “BEBE U.”

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments.

Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NYSE under the symbols “BEBE” and “BEBE WS,” respectively.

The listing of TGE Value Creative Solutions has achieved remarkable success, with the order book being oversubscribed and filled up by reputable investors.

TGE Value Creative Solutions may pursue an acquisition or a business combination with a target in any business or industry but is primarily focused on identifying and acquiring businesses within the media, digital media, entertainment, high fashion, lifestyle, culture, and gaming sectors, which are in line with TGE’s core business.

In July 2025, TGE announced its intention to pursue business expansion and acquisition strategy focused on strategically adjacent sectors. As part of this initiative, TGE plans to sponsor and list a series of special purpose acquisition companies (SPACs), which may then conduct various “de-SPAC” business combinations with potential acquisition targets. These “de-SPAC” transactions are expected to provide TGE with opportunities to extend its platform, fostering accelerated growth in areas that complement its core competencies. This strategy is designed to create synergies that will enhance overall value for shareholders in an accretive manner. The successful New York Stock Exchange listing of TGE Value Creative Solutions marks the first step of this strategy in action.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE; LSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties. Also, TGE is a special purpose acquisition company (SPAC) sponsor manager, with its first SPAC successfully raised and priced on December 18, 2025.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group, AMTD Digital and/or The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of December 2025

Commission File Number: 001-42686

The Generation Essentials Group

(Translation of registrant’s name into English)

66 rue Jean-Jacques Rousseau

75001 Paris

France

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒      Form 40-F ☐

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release – AMTD Digital’s Subsidiary TGE Successfully Executed Multiple SPAs of Hotels’ Acquisitions Post De-SPAC to add USD 300 million Worth of Assets
99.2	Press Release – TGE Successfully Executes SPA for New York Tribeca Hotel

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

The Generation Essentials Group

By:	/s/ Feridun Hamdullahpur
Name:	Dr. Feridun Hamdullahpur
Title:	Director

Date: December 29, 2025

2

Exhibit 99.1

AMTD Digital’s Subsidiary TGE Successfully Executed Multiple SPAs for Hotel Acquisitions to Add USD 300 million Worth of Assets

PARIS & NEW YORK & LONDON -- AMTD Group Inc. (“AMTD Group”), AMTD IDEA Group (NYSE: AMTD; SGX: HKB), AMTD Digital Inc. (NYSE: HKD) and The Generation Essentials Group (“TGE”, NYSE: TGE; LSE: TGE), a subsidiary of AMTD Digital Inc., announce jointly the successful execution of a sales and purchase agreement (“SPA”) for the 100% acquisition of the Hilton Garden Inn New York City Tribeca. Closing of the acquisition is subject to customary closing conditions.

Located at the heart of Tribeca along Avenue of the Americas and bordered by SoHo, Hudson Square, and Battery Park, the Hilton Garden Inn New York City Tribeca is the center of Lower Manhattan’s most dynamic and evolving neighborhoods. The hotel features 151 rooms, more than 5,000 square feet of retail space designated for food and beverage operations, a rooftop area, and amenities including a fitness center and a business center.

Having created the size and magnitude of a fast growing and a globally independent hotel group, TGE celebrates 2025 as a pivotal year for expanding its hospitality business sector, TGE has 4 acquisition deals announced in major cities around the world within the financial year 2025. The successful execution of the SPA of the New York hotel stands out as a significant milestone as TGE closes out the year.

The recent execution of definitive acquisition agreements in relation to three hotels, after TGE’s completion of its de-SPAC transaction with a special purpose acquisition company under Lawrence Ho’s Black Spade Capital, involves a total valuation of over USD300 million of assets and is expected to result in a rapid expansion of TGE's hotel portfolio by approximately 500 rooms in just 6 months if consummated.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE; LSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties. Also, TGE is a special purpose acquisition company (SPAC) sponsor manager, with its first SPAC successfully raised and priced on December 18, 2025.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group, AMTD Digital and/or The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world

Exhibit 99.2

TGE Executes SPA for New York Tribeca Hotel Successfully

PARIS & NEW YORK & LONDON -- AMTD Group Inc. (“AMTD Group”), AMTD IDEA Group (NYSE: AMTD; SGX: HKB), AMTD Digital Inc. (NYSE: HKD) and The Generation Essentials Group (“TGE”, NYSE: TGE; LSE: TGE), a subsidiary of AMTD Digital Inc., announce jointly that TGE has executed the sale and purchase agreement (“SPA”) for the acquisition of the Hilton Garden Inn New York City Tribeca successfully.

The Hilton Garden Inn New York City Tribeca, located at 39 6th Ave, New York, NY 10013, features 151 spacious rooms and suites, along with a full fitness center, 5,000 square feet of retail space, and convenient subway access.

TGE has completed the irrevocable deposit, with the goal of closing the acquisition of this hotel within the next two months.

About AMTD Group

AMTD Group is a conglomerate with a core business portfolio spanning across media and entertainment, education and training, and premium assets and hospitality sectors.

About AMTD IDEA Group

AMTD IDEA Group (NYSE: AMTD; SGX: HKB) represents a diversified institution and digital solutions group connecting companies and investors with global markets. Its comprehensive one-stop business services plus digital solutions platform addresses different clients’ diverse and inter-connected business needs and digital requirements across all phases of their life cycles. AMTD IDEA Group is uniquely positioned as an active super connector between clients, business partners, investee companies, and investors, connecting the East and the West. For more information, please visit www.amtdinc.com or follow us on X (formerly known as “Twitter”) at @AMTDGroup.

About AMTD Digital Inc.

AMTD Digital Inc. (NYSE: HKD) is a comprehensive digital solutions platform headquartered in France. Its one-stop digital solutions platform operates key business lines including digital media, content and marketing services, investments as well as hospitality and VIP services. For AMTD Digital’s announcements, please visit https://ir.amtdigital.net/investor-news.

About The Generation Essentials Group

The Generation Essentials Group (NYSE: TGE; LSE: TGE), jointly established by AMTD Group, AMTD IDEA Group (NYSE: AMTD; SGX: HKB) and AMTD Digital Inc. (NYSE: HKD), is headquartered in France and focuses on global strategies and developments in multi-media, entertainment, and cultural affairs worldwide as well as hospitality and VIP services. TGE comprises L’Officiel, The Art Newspaper, movie and entertainment projects. Collectively, TGE is a diversified portfolio of media and entertainment businesses, and a global portfolio of premium properties. Also, TGE is a special purpose acquisition company (SPAC) sponsor manager, with its first SPAC successfully raised and priced on December 18, 2025.

Safe Harbor Statement

This press release contains statements that may constitute “forward-looking” statements pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “aims,” “future,” “intends,” “plans,” “believes,” “estimates,” “likely to,” and similar statements. Statements that are not historical facts, including statements about the beliefs, plans, and expectations of AMTD IDEA Group, AMTD Digital and/or The Generation Essentials Group, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Further information regarding these and other risks is included in the filings of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group with the SEC. All information provided in this press release is as of the date of this press release, and none of AMTD IDEA Group, AMTD Digital and The Generation Essentials Group undertakes any obligation to update any forward-looking statement, except as required under applicable law.

For more information, please contact:

For AMTD IDEA Group:

IR Office

AMTD IDEA Group

EMAIL: ir@amtdinc.com

For AMTD Digital Inc.:

IR Office

AMTD Digital Inc.

EMAIL: ir@amtdigital.net

For The Generation Essentials Group:

IR Office

The Generation Essentials Group

EMAIL: tge@amtd.world